2025 Second Quarter Results Earnings Presentation

GCM GROSVENOR | 2 GCM Grosvenor Reports Q2 2025 Results CHICAGO, August 7, 2025 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the second fiscal quarter ended June 30, 2025. Dividend GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on September 16, 2025 to shareholders on record September 2, 2025. Conference Call Management will host a webcast and conference call at 11:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (888) 394-8218 / (646) 828-8193 and using the passcode: 7519790. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $86 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 550 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com. “We’re pleased to report another strong quarter for GCM Grosvenor, driven by investment performance, robust fundraising, solid financial results, and positive business developments that position us well for long-term success,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “We raised a record $5.3 billion in the first half of the year, an increase of more than 50% over the first half of 2024, and we anticipate continued momentum entering the back half of the year.”

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 20, 2025 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward Looking Statements Media Contacts Tom Johnson and Abigail Ruck H/Advisors Abernathy tom.johnson@h-advisors.global/ abigail.ruck@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

Second Quarter 2025 Results

- **Raised $8.9 billion** over the last twelve months, an **increase of 46%** compared to the prior year twelve-month period
  - **Raised $2.4 billion of new capital** in the second quarter 2025 and **$5.3 billion year-to-date**, an **increase of 52%** compared to prior year-to-date
- Second quarter firm share of carry increased by $36 million from the first quarter 2025 to **$451 million**, and unrealized annual performance fees were **$18 million** as of quarter end[1]
- **Solid financial results** for the quarter
  - Year-to-date 2025 **GAAP Net Income attributable to GCM Grosvenor Inc.** was $15.9 million
  - Year-to-date 2025 **Fee-Related Earnings increased 14%** compared to prior year YTD
  - Year-to-date 2025 **Adjusted Net Income[4 5] increased 19%** compared to prior year YTD

$bn	JUNE 30, 2024	JUNE 30, 2025	% CHANGE VS Q2 24
AUM	$ 78.7	$ 85.9	9 %
FPAUM	63.2	69.1	9 %
Private Markets FPAUM	41.8	45.5	9 %
Absolute Return Strategies FPAUM	21.4	23.6	10 %
CNYFPAUM[2]	7.3	8.7	19 %

$mm	Three Months Ended June 30, 2025	% CHANGE VS QTD Q2 24	Six Months Ended June 30, 2025	% CHANGE VS YTD Q2 24
GAAP Revenue	$ 119.7	2 %	$ 245.5	9 %
GAAP net income attributable to GCM Grosvenor Inc.	15.4	222 %	15.9	130 %
Earnings (loss) per share of Class A common stock - Diluted	0.05	25 %	0.07	188 %
Fee-Related Revenue[3]	100.0	2 %	206.1	7 %
Private Markets Management Fees[3]	60.1	2 %	127.1	11 %
Absolute Return Strategies Management Fees[3]	38.3	2 %	76.1	3 %
Fee-Related Earnings	41.6	6 %	88.3	14 %
Adjusted EBITDA[4]	49.5	9 %	102.9	17 %
Adjusted Net Income[4 5]	32.1	9 %	67.4	19 %
Adjusted Net Income Per Share[4]	0.16	7 %	0.34	13 %

1 -5. See Notes towards the end of the document.

GCM GROSVENOR | 4

GCM GROSVENOR | 5 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $151.5 91.0 151.5 2020 LTM $95.1 $177.3 2020 LTM $147.0 $228.9 2020 LTM 56% 67% 86% $56.6 $67.4 56.6 67.4 YTD 2024 YTD 2025 $77.4 $88.3 YTD 2024 YTD 2025 $87.8 $102.9 YTD 2024 YTD 2025 17% 19% 14%

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 June 30, 2025 Growing Earnings Power $62bn $86bn AUM Private Markets Growing as a Percentage 59% 71% Private Markets % of AUM Shifting Towards Direct- Oriented Strategies 39% 53% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 44% LTM FRE Margin Carried Interest Earnings Potential Increasing $133mm $451mm Firm Share of Unrealized Carried Interest Balance

Key Long-Term Growth Drivers

1. Scaling Core Capabilities

Client Retention & Compound Capital

Approximately **90%** Private Markets Re-Up Rate[7]

Opportunity to Grow Absolute Return Strategies FPAUM From Compounding

Expand Client Relationships

55%+

Of top clients are invested in more than 1 vertical[8]

Scale Specialized Funds

+72%

Specialized Fund AUM growth since end of 2020

2. Planting Seeds for Future Growth[9]

Individual Investor

$3.6bn

Raised in individual investor channel since 2020

Real Assets

$17bn

Raised for real assets since 2020

Direct-Oriented Strategies

$20bn

Raised for direct-oriented strategies since 2020

3. Growing Earnings Quality and Power

Business Shifting Towards Private Markets

71%

Private Markets % of AUM

Margin Expansion

~1,300bps

Q2'25 LTM vs. Q4'20 YTD FRE margin expansion

Growth in Incentive Fee Opportunity

$909mm

Unrealized carried interest balance[1]

$32mm

Run-rate annual performance fees[6]

1, 6-9. See Notes towards the end of the document.

GCM GROSVENOR | 7

GCM GROSVENOR | 8 We can invest across the full spectrum of alternative strategies and implementation styles Flexible Client Solutions Comprehensive or complementary solutions Implemented through Customized Separate Accounts or Specialized Funds Primary Investments Co-Investments Direct Investments Secondaries Seeding Open Architecture Origination Platform GCM Grosvenor: Central to the Alternatives Ecosystem Private Equity $31.7bn Alternative Credit $16.1bn12 Infrastructure $16.9bn 10-12. See Notes towards the end of the document. Absolute Return $25.0bn 54 years $86bn 546 71% in the alternatives business firmwide AUM10 employees11 of AUM in customized separate accounts SECONDARY CO-INVEST Real Estate $6.6bn

GCM GROSVENOR | 9 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $80.1 $85.9 $4.7 $6.2 $5.0 $5.1 $5.8 $5.8 $25.2 $26.6 $23.0 $22.4 $23.3 $25.0 $9.2 $13.1 $16.6 $20.0 $20.6 $23.4 $22.8 $26.2 $29.1 $29.4 $30.4 $31.7 Private Equity Real Assets Absolute Return Strategies Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 8% Private Equity CAGR 0% Absolute Return Strategies CAGR 23% Real Assets CAGR AUM by Strategy (bn) 13. See Notes towards the end of the document. 8% CAGR 12% Private Markets CAGR 13 13

GCM GROSVENOR | 10 Diversified Fundraising Drives Stability & Growth $7.0 $9.4 $7.8 $5.1 $7.1 $8.9 $1.4 $1.0 $0.5 $0.2 $1.9 $2.0 $1.4 $1.9 $0.5 $0.5 $1.3 $1.5 $0.9 $1.6 $0.9 $0.3 $0.7 $1.2 $3.5 $2.1 $2.7 $1.2 $2.4$3.0 $2.1 $3.1 $0.8 $2.4 $2.3 Private Equity Infrastructure Real Estate Absolute Return Strategies Alternative Credit and Other 2020 2021 2022 2023 2024 LTM 14. See Notes towards the end of the document. 60% Pensions 5% Corporation 11% Government/Sovereign Entity 7% Individual Investor 7% Financial Institutions 6% Insurance 4% Other 62% Americas 20% EMEA 18% APAC LTM Fundraising LTM Fundraising 14 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $2.4bn Q2 2025 Fundraising

GCM GROSVENOR | 11 $3,879 $4,808 $5,234 $7,402 $8,758 $9,816 $11,682 $12,347 $2,232 $2,129 $1,858 $2,206 $1,402 $971 $778 $771 Private Credit funds Elevate (PE Seeding) Advance (PE Diversified) GCF (PE Co-Investments) IAF (Infrastructure) GSF (PE Secondaries) MAC (Opportunistic) CIS (Diversified Infrastructure) 2018 2019 2020 2021 2022 2023 2024 Through Q2 2025 Scaling and expanding private market specialized fund franchises Cumulative selected private market specialized fund closings (mm) Private Markets Specialized Fund Franchises Funds currently in market Name Asset Class Investment Implementation Private Credit funds Private credit Co-investments, Secondaries, Primaries Advance Fund II (Advance II) Private equity Co-investments, Secondaries, Primaries Secondary Opportunities Fund IV (GSF IV)16 Private equity Secondaries 15 15-16. See Notes towards the end of the document.

GCM GROSVENOR | 12 Private Markets Growth Led by Direct-Oriented Shift Private Markets Assets Under Management (bn) 71% Private Markets % of Total AUM $35bn Private Markets Fundraising since 2020 $36.8 $45.6 $50.7 $54.5 $56.8 $61.0 $22.3 $25.2 $26.0 $26.2 $27.4 $28.6 $14.5 $20.4 $24.7 $28.3 $29.4 $32.4 Direct-Oriented Primary Funds Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 12% CAGR 53% Direct-Oriented % of Private Markets AUM

GCM GROSVENOR | 13 133 415 451 262 420 458 Firm Share of Carried Interest Non-Firm Share of Carried Interest 1. See Notes towards the end of the document. Unrealized carried interest at net asset value as of Q2 2025 142 programs with unrealized carried interest Unrealized Carried Interest by Vintage Year (mm) $ million 50% Firm Share 34% Firm Share Gr wing Carried Interest Earnings Power1 Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry Unrealized carried interest bridge (mm) $86 $131 $692 19 56 376 67 75 316 Firm Share of Carried Interest by Vintage Year Non-Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2016 2017+ 43% Firm Share 54% Firm Share 22% Firm Share Q4 2020 Additions Realizations Q2 2025 $395 ($321) (97) (224) +$835 $909

GCM GROSVENOR | 14 $395 $788 $789 $776 $836 $909 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $106.2 $111.4 $52.8 $52.0 $2.6 $15.3 $55.3 $50.2 $58.9 $121.9 $72.6 $49.6 $50.9 $61.2 Performance Fees Carried Interest 2020 2021 2022 2023 2024 LTM Significant Embedded Value From Incentive Fees Unrealized Carried Interest vs Gross Incentive Fees (mm) 1, 6. See Notes towards the end of the document. Note: Gross Incentive fees for the three and six months ended June 30, 2025 are not a meaningful comparison given the general annual nature of performance fees. 2024202320222021 2020 Incentive Fee Revenue has Been Muted Despite Growth in Unrealized Carry... ...and Incentive Fee Earnings Power is Growing with Shift Towards Direct-Oriented Strategies 1 AUM Subject to Incentive Fees (bn) $39.9 $49.9 $52.2 $56.1 $58.5 $61.7 $14.4 $14.5 $12.4 $12.8 $13.8 $14.3 $25.5 $35.4 $39.8 $43.3 $44.7 $47.4 AUM Subject to Performance Fees AUM Subject to Carried Interest 2020 2021 2022 2023 2024 Q2 2025 +10% CAGR $32mm Run-rate annual performance fees6 15% AUM Subject to Carried Interest CAGR Q2 2025

GCM GROSVENOR | 1517-20. See Notes towards the end of the document. • $57 million remained in the approved share and warrant repurchase program as of June 30, 2025. ◦ GCM Grosvenor was deemed to have repurchased $24.6 million of Class A common stock during the quarter ended June 30, 2025. • GCM Grosvenor's Board of Directors approved an incremental $30 million share repurchase authorization in August 2025, increasing the firm's total authorization from $190.0 million to $220.0 million. • GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on September 16, 2025 to shareholders on record September 2, 2025. SUMMARY OF OWNERSHIP AS OF 6/30/25 (mm) Shares % Management Owned Shares 141.7 73 % Publicly Traded Shares 53.2 27 % Total Shares 194.9 100 % Warrants Outstanding20 17.4 Other Key Items KEY CASH, INVESTMENT AND DEBT METRICS AS OF 6/30/25 ($mm) Cash and Cash Equivalents17 $ 136 Investments18 219 Cash and Investments 355 Unrealized Carried Interest18 451 Cash, Investments and Unrealized Carried Interest18 806 Debt19 434 Drawn Revolving Credit Facility ($50 million available) 0

GCM GROSVENOR | 16 Supplemental Information

GAAP Statements of Income

$000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED	THREE MONTHS ENDED		SIX MONTHS ENDED	
	JUN 30, 2024	JUN 30, 2025	JUN 30, 2024	JUN 30, 2025
Revenues				
Management fees	$ 99,843	$ 101,924	$ 195,728	$ 211,239
Incentive fees	16,037	16,258	26,155	31,326
Other operating income	1,074	1,475	3,937	2,938
Total operating revenues	116,954	119,657	225,820	245,503
Expenses				
Employee compensation and benefits	67,955	74,863	167,602	157,103
General, administrative and other	28,164	25,549	53,343	53,825
Total operating expenses	96,119	100,412	220,945	210,928
Operating income	20,835	19,245	4,875	34,575
Investment income	1,290	5,782	6,967	6,546
Interest expense	(6,134)	(5,908)	(12,057)	(11,571)
Other income	394	1,182	947	2,028
Change in fair value of warrant liabilities	(180)	19,388	(2,324)	10,612
Net other income (expense)	(4,630)	20,444	(6,467)	7,615
Income (loss) before income taxes	16,205	39,689	(1,592)	42,190
Provision (benefit) for income taxes	3,244	(202)	4,354	3,389
Net income (loss)	12,961	39,891	(5,946)	38,801
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(901)	980	401	1,155
Less: Net income (loss) attributable to noncontrolling interests in GCMH	9,062	23,474	(13,271)	21,746
Net income attributable to GCM Grosvenor Inc.	$ 4,800	$ 15,437	$ 6,924	$ 15,900
Earnings (loss) per share of Class A common stock:				
Basic	$ 0.11	$ 0.30	$ 0.16	$ 0.33
Diluted	$ 0.04	$ 0.05	$ (0.08)	$ 0.07
Weighted average shares of Class A common stock outstanding:				
Basic (in millions)	44.9	51.1	44.3	48.4
Diluted (in millions)	190.2	196.3	188.5	195.6

GCM GROSVENOR | 17

Summary of Non-GAAP Financial Measures[4]

$000, except per share amounts and where otherwise noted	THREE MONTHS ENDED		SIX MONTHS ENDED	
ADJUSTED EBITDA	JUN 30, 2024	JUN 30, 2025	JUN 30, 2024	JUN 30, 2025
Revenues				
Private markets strategies[3]	$ 58,807	$ 60,148	$ 114,384	$ 127,073
Absolute return strategies[3]	37,690	38,334	74,065	76,109
Management fees, net	96,497	98,482	188,449	203,182
Administrative fees and other operating income	1,074	1,475	3,937	2,938
Fee-Related Revenue[3]	**97,571**	**99,957**	**192,386**	**206,120**
Less:				
Cash-based employee compensation and benefits, net[21]	(38,103)	(37,134)	(75,090)	(75,231)
General, administrative and other, net[22]	(20,219)	(21,206)	(39,923)	(42,615)
Fee-Related Earnings	**39,249**	**41,617**	**77,373**	**88,274**
Fee-Related Earnings Margin	***40%***	***42%***	***40%***	***43%***
Incentive fees:				
Performance fees	4,346	1,433	10,333	5,251
Carried interest	11,691	14,825	15,822	26,075
Incentive fee related compensation and NCI:				
Cash-based incentive fee related compensation	(5,260)	(3,832)	(9,449)	(8,990)
Carried interest compensation, net[23]	(6,805)	(8,564)	(9,356)	(14,583)
Carried interest attributable to noncontrolling interests	(466)	(1,306)	(1,051)	(1,758)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[24]	1,853	3,339	2,444	5,092
Interest income	577	1,019	1,156	1,899
Other (income) expense	(26)	163	(52)	129
Depreciation	315	822	620	1,503
Adjusted EBITDA	**45,474**	**49,516**	**87,840**	**102,892**
Adjusted EBITDA Margin	***40%***	***43%***	***40%***	***43%***
ADJUSTED NET INCOME PER SHARE				
Adjusted EBITDA	**45,474**	**49,516**	**87,840**	**102,892**
Depreciation	(315)	(822)	(620)	(1,503)
Interest expense	(6,134)	(5,908)	(12,057)	(11,571)
Adjusted Pre-Tax Income	**39,025**	**42,786**	**75,163**	**89,818**
Adjusted income taxes[5]	(9,639)	(10,696)	(18,565)	(22,454)
Adjusted Net Income	**29,386**	**32,090**	**56,598**	**67,364**
Adjusted shares outstanding (in millions)	190.2	196.3	190.2	195.6
Adjusted Net Income per Share	**$ 0.15**	**$ 0.16**	**$ 0.30**	**$ 0.34**

3-5, 21-24. See Notes towards the end of the document.

GCM GROSVENOR | 18

GCM GROSVENOR | 19 $000, except per share amounts and where otherwise noted DEC 31, 2024 JUN 30, 2025 Assets Cash and cash equivalents $ 89,454 $ 136,334 Management fees receivable 28,387 22,696 Incentive fees receivable 58,346 20,915 Due from related parties 12,681 13,976 Investments 257,807 262,755 Premises and equipment, net 22,683 23,804 Lease right-of-use assets 41,146 41,294 Intangible assets, net 1,314 657 Goodwill 28,959 28,959 Deferred tax assets, net 51,160 60,910 Other assets 20,794 24,559 Total assets 612,731 636,859 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 112,519 60,782 Debt 432,039 430,235 Payable to related parties pursuant to the tax receivable agreement 51,429 60,599 Lease liabilities 53,876 53,569 Warrant liabilities 22,510 11,280 Accrued expenses and other liabilities 30,697 41,033 Total liabilities 703,070 657,498 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 44,899,246 and 53,217,309 issued and outstanding as of December 31, 2024 and June 30, 2025, respectively 4 5 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 144,235,246 and 141,665,831 issued and outstanding as of December 31, 2024 and June 30, 2025, respectively 14 14 Additional paid-in capital 5,752 18,953 Accumulated other comprehensive income 1,650 48 Retained earnings (35,040) (31,309) Total GCM Grosvenor Inc. deficit (27,620) (12,289) Noncontrolling interests in subsidiaries 52,233 46,749 Noncontrolling interests in GCMH (114,952) (55,099) Total deficit (90,339) (20,639) Total liabilities and equity (deficit) $ 612,731 $ 636,859 GAAP Balance Sheets

GCM GROSVENOR | 20 $000 THREE MONTHS ENDED SIX MONTHS ENDED JUN 30, 2024 MAR 31, 2025 JUN 30, 2025 JUN 30, 2024 JUN 30, 2025 Fee-Related Earnings Compensation Cash-based employee compensation and benefits, net21 $ 38,103 $ 38,097 $ 37,134 $ 75,090 $ 75,231 Incentive Fee Related Compensation Cash-based incentive fee related compensation 5,260 5,158 3,832 9,449 8,990 Carried interest compensation, net23 6,805 6,019 8,564 9,356 14,583 Non-cash carried interest compensation and other 55 (694) 717 46 23 Equity-Based Compensation Equity-based compensation 5,335 20,301 6,776 30,805 27,077 Other Compensation Partnership interest-based compensation 11,588 12,225 16,323 41,590 28,548 Severance 630 1,104 1,524 916 2,628 Other compensation, net 179 30 (7) 350 23 GAAP employee compensation and benefits $ 67,955 $ 82,240 $ 74,863 $ 167,602 $ 157,103 21, 23. See Notes towards the end of the document. Components of GAAP Employee Compensation and Benefits

GCM GROSVENOR | 21 $000 THREE MONTHS ENDED SIX MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR JUN 30, 2024 MAR 31, 2025 JUN 30, 2025 JUN 30, 2024 JUN 30, 2025 Incentive fees: Performance fees $ 4,346 $ 3,818 $ 1,433 $ 10,333 $ 5,251 Carried interest 11,691 11,250 14,825 15,822 26,075 Total Incentive Fees $ 16,037 $ 15,068 $ 16,258 $ 26,155 $ 31,326 Less incentive fees contractually owed to others:         Cash carried interest compensation (6,860) (5,325) (9,281) (9,402) (14,606) Non-cash carried interest compensation and other 55 (694) 717 46 23 Carried interest attributable to other noncontrolling interest holders (466) (452) (1,306) (1,051) (1,758) Firm share of incentive fees 8,766 8,597 6,388 15,748 14,985 Less: Cash-based incentive fee related compensation (5,260) (5,158) (3,832) (9,449) (8,990) Net incentive fees attributable to GCM Grosvenor $ 3,506 $ 3,439 $ 2,556 $ 6,299 $ 5,995 Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			SIX MONTHS ENDED	
ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME	JUN 30, 2024	MAR 31, 2025	JUN 30, 2025	JUN 30, 2024	JUN 30, 2025
Net income attributable to GCM Grosvenor Inc.	**$ 4,800**	**$ 463**	**$ 15,437**	**$ 6,924**	**$ 15,900**
Plus:					
Net income (loss) attributable to noncontrolling interests in GCMH	9,062	(1,728)	23,474	(13,271)	21,746
Provision (benefit) for income taxes	3,244	3,591	(202)	4,354	3,389
Change in fair value of warrant liabilities	180	8,776	(19,388)	2,324	(10,612)
Amortization expense	329	328	330	657	658
Severance	630	1,104	1,524	916	2,628
Transaction expenses[25]	3,103	1,454	101	3,159	1,555
Loss on extinguishment of debt	157	—	—	157	—
Changes in tax receivable agreement liability and other[26]	893	51	14	1,896	65
Partnership interest-based compensation	11,588	12,225	16,323	41,590	28,548
Equity-based compensation	5,335	20,301	6,776	30,805	27,077
Other non-cash compensation	179	184	(7)	350	177
Less:					
Unrealized investment (income) loss, net of noncontrolling interests	(530)	977	(2,313)	(4,744)	(1,336)
Non-cash carried interest compensation and other	55	(694)	717	46	23
Adjusted Pre-Tax Income	**39,025**	**47,032**	**42,786**	**75,163**	**89,818**
Less:					
Adjusted income taxes[5]	(9,639)	(11,758)	(10,696)	(18,565)	(22,454)
Adjusted Net Income	**$ 29,386**	**$ 35,274**	**$ 32,090**	**$ 56,598**	**$ 67,364**

5, 25-26. See Notes towards the end of the document.

GCM GROSVENOR | 22

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			SIX MONTHS ENDED	
ADJUSTED EBITDA	JUN 30, 2024	MAR 31, 2025	JUN 30, 2025	JUN 30, 2024	JUN 30, 2025
Adjusted Net Income	**$ 29,386**	**$ 35,274**	**$ 32,090**	**$ 56,598**	**$ 67,364**
Plus:					
Adjusted income taxes[5]	9,639	11,758	10,696	18,565	22,454
Depreciation expense	315	681	822	620	1,503
Interest expense	6,134	5,663	5,908	12,057	11,571
Adjusted EBITDA	**$ 45,474**	**$ 53,376**	**$ 49,516**	**$ 87,840**	**$ 102,892**
FEE-RELATED EARNINGS					
Adjusted EBITDA	**$ 45,474**	**$ 53,376**	**$ 49,516**	**$ 87,840**	**$ 102,892**
Less:					
Incentive fees	(16,037)	(15,068)	(16,258)	(26,155)	(31,326)
Depreciation expense	(315)	(681)	(822)	(620)	(1,503)
Other non-operating income	(551)	(846)	(1,182)	(1,104)	(2,028)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[24]	(1,853)	(1,753)	(3,339)	(2,444)	(5,092)
Plus:					
Incentive fee-related compensation	12,065	11,177	12,396	18,805	23,573
Carried interest attributable to other noncontrolling interest holders	466	452	1,306	1,051	1,758
Fee-Related Earnings	**$ 39,249**	**$ 46,657**	**$ 41,617**	**$ 77,373**	**$ 88,274**
FEE-RELATED REVENUE					
Total Operating Revenues	**$ 116,954**	**$ 125,846**	**$ 119,657**	**$ 225,820**	**$ 245,503**
Less:					
Incentive fees	(16,037)	(15,068)	(16,258)	(26,155)	(31,326)
Fund expense reimbursement revenue, net	(3,346)	(4,528)	(3,247)	(7,279)	(7,775)
Other adjustments[27]	—	(87)	(195)	—	(282)
Fee-Related Revenue	**$ 97,571**	**$ 106,163**	**$ 99,957**	**$ 192,386**	**$ 206,120**

5, 24, 27. See Notes towards the end of the document.

GCM GROSVENOR | 23

GCM GROSVENOR | 24 Note: Amounts may not foot due to rounding. Reconciliation to Adjusted Net Income Per Share $000, except per share amounts and where otherwise noted THREE MONTHS ENDED SIX MONTHS ENDED ADJUSTED SHARES JUN 30, 2024 MAR 31, 2025 JUN 30, 2025 JUN 30, 2024 JUN 30, 2025 Weighted-average shares of Class A common stock outstanding - basic (in millions) 44.9 45.6 51.1 44.3 48.4 Exchange of partnership units (in millions) 144.2 144.2 142.8 144.2 143.5 Exercise of private warrants - incremental shares under the treasury stock method (in millions) — — 0.1 — 0.1 Exercise of public warrants - incremental shares under the treasury stock method (in millions) — — 1.2 — 1.7 Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) 1.0 — 1.2 — 1.9 Weighted-average shares of Class A common stock outstanding - diluted (in millions) 190.2 189.9 196.3 188.5 195.6 Exchange of partnership units, if antidilutive for GAAP (in millions) — — — — — Effect of dilutive warrants, if antidilutive for GAAP (in millions) — 2.5 — — — Effect of RSUs, if antidilutive for GAAP (in millions) — 2.6 — 1.6 — Adjusted shares (in millions) 190.2 194.9 196.3 190.2 195.6 ADJUSTED NET INCOME PER SHARE JUN 30, 2024 MAR 31, 2025 JUN 30, 2025 JUN 30, 2024 JUN 30, 2025 Adjusted Net Income $ 29,386 $ 35,274 $ 32,090 $ 56,598 $ 67,364 Weighted-average shares of Class A common stock outstanding - basic (in millions) 44.9 45.6 51.1 44.3 48.4 Exchange of partnership units (in millions) 144.2 144.2 142.8 144.2 143.5 Effect of dilutive warrants (in millions) — 2.5 1.3 — 1.8 Effect of RSUs (in millions) 1.0 2.6 1.2 1.6 1.9 Adjusted shares (in millions) 190.2 194.9 196.3 190.2 195.6       Adjusted Net Income Per Share $ 0.15 $ 0.18 $ 0.16 $ 0.30 $ 0.34

GCM GROSVENOR | 25 $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (April 1, 2025) $ 44,398 $ 22,001 $ 66,399 $ 8,239   $ 81,955 Contributions from CNYFPAUM 889 41 930   Contributions from New Capital Raised 453 609 1,062   Withdrawals (52) (141) (193)   Distributions (530) (69) (599)   Change in Market Value 25 1,088 1,113   Foreign Exchange and Other 278 83 361   End of Period Balance (June 30, 2025) $ 45,461 $ 23,612 $ 69,073 $ 8,748   $ 85,931 % Change 2% 7% 4% $ 6%   5 % Three Months Ended June 30, 2025 Change in FPAUM and AUM $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2025) $ 42,717 $ 22,048 $ 64,765 $ 8,202   $ 80,077 Contributions from CNYFPAUM 2,023 48 2,071   Contributions from New Capital Raised 1,684 929 2,613   Withdrawals (79) (517) (596)   Distributions (1,045) (78) (1,123)   Change in Market Value 53 1,065 1,118   Foreign Exchange and Other 108 117 225   End of Period Balance (June 30, 2025) $ 45,461 $ 23,612 $ 69,073 $ 8,748   $ 85,931 % Change 6% 7% 7% 7%   7 % Six Months Ended June 30, 2025

GCM GROSVENOR | 26 $000 THREE MONTHS ENDED SIX MONTHS ENDED MANAGEMENT FEES JUN 30, 2024 MAR 31, 2025 JUN 30, 2025 JUN 30, 2024 JUN 30, 2025 Private Markets Specialized Funds28 $ 24,324 $ 32,078 $ 24,629 $ 45,325 $ 56,707 Average Fee Rate29 0.79% 0.82% 0.79% 0.78% 0.79 % Customized Separate Accounts 34,483 34,847 35,519 69,059 70,366 Average Fee Rate 0.46% 0.45% 0.44% 0.46% 0.44 % Private Markets Management Fees28 58,807 66,925 60,148 114,384 127,073 Average Fee Rate - Private Markets29 0.54% 0.55% 0.54% 0.54% 0.54 %       Absolute Return Strategies Management Fees 37,690 37,775 38,334 74,065 76,109 Average Fee Rate - Absolute Return Strategies (Management Fee Only) 0.69% 0.69% 0.67% 0.68% 0.67 % Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run Rate Performance Fee at End of Period)30 0.81% 0.81% 0.79% 0.80% 0.80% 3, 28-30. See Notes towards the end of the document. Management Fee Detail3

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[31]	$ 14,539	$ 16,099	$ 26,877	$ 2,231	1.80	13.4 %	10.3 %	S&P 500
Secondary Investments[32]	585	519	735	175	1.80	18.0 %	12.1 %	S&P 500
Co-Investments/Direct Investments[33]	4,050	3,836	6,654	1,509	2.10	20.8 %	15.3 %	S&P 500
Infrastructure[34]								
Primary Fund Investments[34]	417	463	623	155	1.70	11.4 %	6.3 %	MSCI World Infrastructure
Direct-Oriented Investments[34]	2,785	2,735	4,005	891	1.80	14.4 %	5.8 %	MSCI World Infrastructure
Real Estate[35]	869	905	1,178	80	1.40	14.4 %	9.9 %	FNERTR Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through March 31, 2025. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

31-35. See Notes towards the end of the document.

GCM GROSVENOR | 27

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[31]	$ 26,412	$ 24,993	$ 30,137	$ 10,562	1.63	12.5 %	10.9 %	S&P 500
Secondary Investments[32]	2,306	2,119	1,186	1,828	1.42	13.4 %	13.1 %	S&P 500
Co-Investments/Direct Investments[33]	8,513	8,055	6,988	7,173	1.76	17.0 %	14.2 %	S&P 500
Infrastructure[34]								
Primary Fund Investments[34]	4,315	3,139	1,210	2,797	1.28	8.7 %	8.9 %	MSCI World Infrastructure
Direct-Oriented Investments[34]	8,001	7,474	4,666	6,074	1.44	11.8 %	7.9 %	MSCI World Infrastructure
Real Estate[35]	5,114	4,179	1,996	2,793	1.15	6.5 %	6.1 %	FNERTR Index
Multi-Asset Class Programs	3,411	3,441	2,229	2,513	1.38	13.1 %	N/A	N/A

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through March 31, 2025. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

31-35. See Notes towards the end of the document.

GCM GROSVENOR | 28

GCM GROSVENOR | 29 AS OF JUN 30, 2025 THREE MONTHS ENDED SIX MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED JUN 30, 2025 Assets Under Management (bn) JUN 30, 2025 JUN 30, 2025 ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 25.0 5.2% 5.0% 5.5% 5.2% 11.6% 10.8% 9.6% 8.9% 8.1% 7.3% 7.0% 6.0 % GCMLP Diversified Multi- Strategy Composite $ 11.6 6.0% 5.7% 5.8% 5.4% 12.8% 11.9% 10.8% 10.0% 8.9% 8.1% 8.0% 6.7 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

Notes

Data in the presentation is as of June 30, 2025 unless otherwise noted.

1. Represents consolidated view, including all NCI and compensation related awards.
2. Of the $8.7 billion CNYFPAUM as of June 30, 2025, approximately $2.3 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $0.3 billion of such amount in the remainder of 2025, approximately $0.8 billion of such amount in 2026, and remaining approximately $1.2 billion in 2027 and beyond. With respect to approximately $6.4 billion of the $8.7 billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities.
3. Excludes fund expense reimbursement revenue, net and net revenue of noncontrolling interests in consolidated subsidiary.
4. Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric.
5. Reflects a corporate and blended statutory tax rate of 24.7% and 25.0% applied to Adjusted Pre-Tax Income for the three and six months ended March 31, 2024 and 2025, respectively. The 24.7% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.7% and 4.0%, respectively.
6. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS.
7. Re-up % for Private Markets customized separate accounts from January 1, 2018 through June 30, 2025.
8. Based on 50 largest clients by AUM as of June 30, 2025.
9. Fundraising from December 31, 2020 through June 30, 2025.
10. AUM as of June 30, 2025.
11. Employee data as of July 1, 2025. Individuals with dual responsibilities are counted only once.
12. Alternative Credit Investments overlap with investments in other strategies.
13. Other includes alternative credit and opportunistic strategies and is included in private markets CAGR.
14. Other includes opportunistic strategies.
15. Cumulative selected private market specialized fund closings from 2009 to 2018.
16. GSF IV held its first close in Q3 2025.
17. Reflects GAAP cash including $7 million of cash held at consolidated carry plan entities.
18. Represents firm share of Net Asset Value as of June 30, 2025.
19. Debt principal at pricing of Term SOFR + 225bps as of June 30, 2025, subject to a Term SOFR floor of 50bps.
20. Warrants strike at $11.50 and are subject to early redemption or exercise at $18.00 per share.
21. Excludes severance expenses of $0.6 million, $1.1 million and $1.5 million for the three months ended June 30, 2024, March 31, 2025 and June 30, 2025, respectively, and $0.9 million and $2.6 million for the six months ended June 30, 2024 and June 30, 2025, respectively.
22. General, administrative and other, net is comprised of the following:

$000	THREE MONTHS ENDED		SIX MONTHS ENDED	
COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET	JUN 30, 2024	JUN 30, 2025	JUN 30, 2024	JUN 30, 2025
General, administrative and other	$ (28,164)	$ (25,549)	$ (53,343)	$ (53,825)
Plus:				
Transaction expenses	3,103	101	3,159	1,555
Fund reimbursement expense	3,346	3,247	7,279	7,929
Amortization expense	329	330	657	658
Non-core items	1,167	665	2,325	1,068
Total general, administrative and other, net	$ (20,219)	$ (21,206)	$ (39,923)	$ (42,615)

GCM GROSVENOR | 30

GCM GROSVENOR | 31 23. Excludes the impact of non-cash carried interest compensation and other of $0.7 million and $(0.7) million for the three months ended March 31, 2025 and June 30, 2025, respectively. The net non-cash carried interest compensation and other for each of the three and six months ended June 30, 2024 and six months ended June 30, 2025 was de minimis. 24. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. 25. Represents 2024 expenses incurred related to a debt amendment and extension and 2025 expenses related to completed and contemplated corporate transactions. 26. Includes $0.9 million and $1.8 million of office relocation costs for the three and six months ended June 30, 2024, respectively. 27. Represents net revenue of noncontrolling interests in consolidated subsidiary. 28. Includes catch-up management fees of $2.6 million, $7.6 million and $0.1 million for the three months ended June 30, 2024, March 31, 2025, and June 30, 2025, respectively, and $2.2 million and $7.7 million for the six months ended June 30, 2024 and June 30, 2025, respectively. Year to date catch-up management fees exclude intra-year amounts. 29. Average fee rate excludes effect of catch-up management fees and temporary fund expense reimbursements. 30. The run rate on annual performance fees reflects potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The metric is calculated as the actual management fees during the period, plus the run rate performance fee from the end of the period, divided by the average fee-paying AUM over the period. 31. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs. 32. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed. 33. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009. 34. Reflects infrastructure investments since 2009, when we formalized our global approach and launched the first infrastructure specialized fund. Infrastructure investments exclude labor impact investments. 35. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy. Notes (Continued)

GCM GROSVENOR | 32 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to GCMH, excluding (b) provision (benefit) for income taxes, (c) amortization expense, (d) partnership interest-based and non-cash compensation, (e) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (f) unrealized investment income, (g) changes in tax receivable agreement liability, (h) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, office relocation costs and loss on extinguishment of debt. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted Shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe Adjusted Net Income Per Share and Adjusted Shares is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue (“FRR”) is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees, (b) net revenue of noncontrolling interests in consolidated subsidiary and (c) fund expense reimbursement revenue, net. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees, (b) other non-operating income, (c) depreciation expense and (d) realized investment income, net of amount attributable to noncontrolling interests in subsidiaries, and to include (a) incentive fee-related compensation and (b) carried interest attributable to other noncontrolling interest holders, net. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 33 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP (“LLLP” or “GCMH”), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. is a Delaware corporation listed on the Nasdaq under the symbol “GCMG” NM Not Meaningful LTM Last Twelve Months Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (continued)

GCM GROSVENOR | 34 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Share Repurchase Plan Authorization GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be cancelled. As of June 30, 2025, the total share repurchase plan authorization was $190.0 million. In August 2025, GCM Grosvenor's Board of Directors increased the firm's existing share repurchase authorization by $30.0 million, from $190.0 million to $220.0 million. Disclosures